                                AUTOMATIC TREATY
                                TABLE OF CONTENTS

  ARTICLE                   DESCRIPTION                                      PAGE
-----------    ----------------------------------------------              --------
  I            BASIS OF REINSURANCE                                            1
  II           LIABILITY                                                       3
  III          ADMINISTRATIVE REPORTING                                        4
  IV           PLANS OF REINSURANCE                                            7
  V            REINSURANCE PREMIUMS                                            7
  VI           PREMIUM ACCOUNTING                                              8
  VII          OVERSIGHTS                                                      9
  VIII         REDUCTIONS, TERMINATIONS AND CHANGES                           10
  IX           INCREASE IN RETENTION AND RECAPTURES                           11
  X            REINSTATEMENTS, EXCHANGES, ETC                                 13
  XI           EXPENSE OF ORIGINAL POLICY                                     14
  XII          CLAIMS                                                         14
  XIII         TAX CREDITS                                                    17
  XIV          DAC TAX                                                        17
  XV           INSPECTION OF RECORDS                                          18
  XVI          INSOLVENCY                                                     18
  XVII         ARBITRATION                                                    19
  XVIII        PARTIES TO AGREEMENT                                           20
  XIX          ENTIRE CONTRACT                                                20
  XX           TERMINATION OF AGREEMENT                                       21

  SCHEDULE                  DESCRIPTION
-----------    ----------------------------------------------
  A            SPECIFICATIONS
  B            BENEFITS AND NAR CALCULATIONS
  C            ADDITIONAL INFORMATION AND EXCEPTIONS

  SCHEDULE                  DESCRIPTION
-----------    ----------------------------------------------
  I            RETENTION LIMITS
  IA           UNDERWRITING GUIDELINES
  II           REINSURANCE PREMIUMS
  IIA          POLICY FEES, FLAT EXTRAS, SUBSTANDARD PREMIUMS
  IIB          PERCENTAGES OF PREMIUM (YRT)
  III          COMMISSIONS AND ALLOWANCES (COINSURANCE)

                              REINSURANCE AGREEMENT

REINSURANCE UNDER THIS AGREEMENT MUST BE INDIVIDUAL INSURANCE. THE CEDING COMPANY SHALL AUTOMATICALLY REINSURE THE LIFE INSURANCE AND WAIVER OF PREMIUM FOR THE PLAN(S) AS STATED IN SCHEDULE A. THE BENEFITS COVERED AND THE NET AMOUNT AT RISK CALCULATION SHALL BE DESCRIBED IN SCHEDULE B.

                                    ARTICLE I
                              BASIS OF REINSURANCE

1.   REQUIREMENTS FOR AUTOMATIC REINSURANCE

     A.   The individual risk must be a permanent resident of the United States.

     B. The individual risk must be underwritten by the CEDING COMPANY according to the standard underwriting practices and guidelines as shown in Exhibit 1A. The CEDING COMPANY shall immediately notify AUL of any changes in underwriting practices or guidelines. Any risk falling into a category of special underwriting programs e.g. guaranteed issue, simplified underwriting, internal or external exchanges, shall be excluded from this Agreement unless specifically included in Schedule A.

     C. Any facultative application for reinsurance of current or prior applications on the same life risk offered to AUL or any other reinsurer shall not qualify for automatic reinsurance.

     D. The maximum issue age on any risk shall be as stated in Schedule A. Applications with issue ages over the limit stated in Schedule A must be submitted facultatively.

     E. The mortality rating on any one risk shall not exceed the Table Rating stated in Schedule A, or its equivalent on a flat extra premium basis. Cases exceeding the Table Rating stated in Schedule A, or its equivalent, must be submitted facultatively.

     F. The maximum amount of insurance issued and applied for in all companies on any one risk shall not exceed the Jumbo limits as stated in Schedule A. For policies which contain automatic increase provisions, the CEDING COMPANY shall provide the initial and ultimate risk amounts.

     G. On any risk, the CEDING COMPANY must retain the amounts of insurance as stated in Exhibit I.A zero risk retention does not qualify for automatic reinsurance.

     H. The maximum amounts of insurance to be reinsured on any one life shall not exceed the automatic binding limits as stated in Schedule A.

     I. The minimum amount of insurance to be ceded shall be as stated in Schedule A. When reinsurance is ceded on a pool basis, the minimum amount is the amount applicable to the total pool, not each pool participant.

2.   REQUIREMENTS FOR FACULTATIVE REINSURANCE

     A.   Plan of Insurance Listed in Schedule A:

          1) If the Requirements for Automatic Reinsurance are met but the CEDING COMPANY prefers to apply for facultative reinsurance, or

          2) If Requirements for Automatic Reinsurance are not met, then the CEDING COMPANY must submit to AUL all the underwriting documentation relating to the insurability of the individual risk for facultative reinsurance.

     B.   Plan of Insurance Not Listed in Schedule A:

          On a Yearly Renewable Term treaty the CEDING COMPANY may submit an application for facultative reinsurance on any plan(s).

          On a Coinsurance treaty the CEDING COMPANY may submit an application for facultative reinsurance only on plan(s) listed in Schedule A.

     C. An application for facultative reinsurance may include life insurance with or without either disability waiver of premium or accidental death or both. Supplemental benefits without life are excluded from this agreement.

     D. Copies of all underwriting papers relating to the insurability of the individual risk must be sent to AUL for facultative reinsurance. After AUL has examined the underwriting papers, AUL will promptly notify the CEDING COMPANY of the underwriting offer subject to additional requirements, the final underwriting offer or declination. Any final underwriting offer on the individual risk will automatically terminate upon the earliest of:

          1) The date AUL receives notice of a withdrawal/cancellation by the CEDING COMPANY,

          2)   120 days after the date on which the offer was made, or

          3)   The date specified in AUL's approval to extend the offer.

     E. The minimum amount of insurance to be ceded shall be as stated in Schedule A.

                                   ARTICLE II
                                    LIABILITY

1. AUL's liability for automatic reinsurance shall begin simultaneously with the CEDING COMPANY's liability.

2. Except for additional coverage pertaining to conditional receipt as described in Schedule C, AUL's liability for facultative reinsurance on individual risks shall not begin unless and until the CEDING COMPANY has accepted AUL's final and unconditional written offer on the application for facultative reinsurance.

3. AUL's liability for reinsurance on individual risks shall terminate when the CEDING COMPANY's liability terminates.

4. As long as the original policy remains in full force, all paid-up additions, COLA's, GIR's, and accumulated dividends shall be the liability of the CEDING COMPANY unless specifically included in Schedule A of this agreement.

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5.   In no event shall reinsurance under this Agreement be in force unless the insurance issued directly by the CEDING COMPANY is in force and is issued and delivered in a jurisdiction in which the CEDING COMPANY is properly licensed.

6. The payment of reinsurance premiums in accordance with this Agreement shall be condition precedent to the liability of AUL under reinsurance covered by this Agreement. If the CEDING COMPANY does not pay premiums to AUL as provided in this Agreement and such amounts are more than 90 days in arrears, AUL will have the right to terminate all reinsurance under this Agreement.

                                   ARTICLE III
                            ADMINISTRATIVE REPORTING

1.   SELF-ADMINISTERED BUSINESS

     Promptly after liablity for insurance has begun on an individual risk, the CEDING COMPANY shall have the responsibility of maintaining adequate records for the administration of the reinsurance amount and shall furnish AUL with monthly reports, in substantial conformity with the following:

     A.   MONTHLY NEW BUSINESS REPORT

          For new business, the CEDING COMPANY must identify the reinsurance agreement and provide information adequate for AUL to establish reserves, check retention limits, and verify premium calculation.

          1)   policy number
          2)   full name of insured
          3)   date of birth
          4)   sex
          5)   issue age
          6)   policy date
          7)   underwriting classification
          8)   plan of insurance/code
          9)   amount issued
          10)  amount ceded
          11)  automatic/facultative indicator
          12)  state of residence
          13)  table rating
          14)  flat extra (amount + number of years)
          15)  death benefit option (UL products)
          16)  current net amount at risk
          17)  transaction code
          18)  riders (if applicable)

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     B.   MONTHLY CONVERSION REPORT

          The CEDING COMPANY shall furnish AUL with a separate listing of reinsurance policies that are conversions or replacements from policies previously reinsured with AUL to the plan(s) as stated in Schedule A. The listing should provide the following information:

          1)   1 through 18 in 1.A above
          2)   original policy date
          3)   original policy number
          4)   attained age
          5)   duration
          6)   effective date if other than policy date

     C.   MONTHLY PREMIUM REPORT

          At the end of each month the CEDING COMPANY shall send to AUL a listing of all reinsurance policies issued or renewing during the past month accompanied by the reinsurance premiums for such policies. The listing should be segregated into first year issues and renewals and should provide the following information:

          1)   1 through 18 in 1.A above

          2) On Yearly Renewable Term treaties the net reinsurance premium due for each reinsured policy with the premium for life and each supplemental benefit separated.

          3) On Coinsurance treaties the gross reinsurance premium, commissions, net reinsurance premium and other amounts (e.g. dividends, cash surrender values) with premium separated for life and each supplemental benefit.

          All monthly lists shall be submitted to AUL no later than the 20th day of the following month.

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     D.   MONTHLY CHANGE REPORT

          The CEDING COMPANY shall report the details of all policy terminations and changes on the reinsured policies. In addition to the data indicated in 1.A above, the report should provide information about the nature, the effective date, and the financial result of the change with respect to reinsurance. For changes, the CEDING COMPANY shall identify the reinsurance agreement and provide information adequate for AUL to establish reserves, check retention limits, and verify premium calculation.

     E.   MONTHLY POLICY EXHIBIT REPORT

          The CEDING COMPANY shall provide a summary of new issues, terminations, recaptures, changes, death claims and reinstatements during the month and the inforce reinsurance at the end of the month.

     F.   QUARTERLY REPORTING

          1) Within ten (10) days following the end of the quarter, the CEDING COMPANY shall provide AUL with Premiums Due and Unpaid and Commissions Due and Unpaid. This report may be in summary form reporting totals by line of business with separate totals for first year and renewals.

          2) Within ten (10) days following the end of the quarter, the CEDING COMPANY shall provide AUL with totals for the reserve liability including statutory reserves by valuation basis segregated by Yearly Renewable Term and Coinsurance.

     G.   INFORCE LISTINGS

          Within ten (10) days after the close of the quarter, the CEDING COMPANY shall furnish AUL a listing of reinsurance in force by policy, by year of issue, segregated by Yearly Renewable Term and Coinsurance and include statutory reserves for the same.

     H.   CLAIMS

          Claims shall be reported as incurred on an individual basis.

     I.   CHANGE IN REPORTING FORMAT

          If the CEDING COMPANY chooses to report its reinsurance transaction via electronic media, the CEDING COMPANY shall consult with AUL to determine the appropriate reporting format. Once determined, the CEDING COMPANY shall communicate any change in the data format or code structure to AUL prior to the use of such changes in the reports to AUL.

                                   ARTICLE IV
                              PLANS OF REINSURANCE

1.   Life reinsurance shall be ceded on the basis stated in Schedule A.

2. Copies of all life insurance policies, riders, rate manuals, benefit forms, commuted value tables, terminal reserves, or cash value tables shall be provided by the CEDING COMPANY to AUL, upon request, and AUL shall be promptly notified of any changes therein.

                                    ARTICLE V
                              REINSURANCE PREMIUMS

1. Life Reinsurance Premiums are payable annually in advance unless specified differently on Exhibit II.

     A.   Life Reinsurance Premiums Paid on a Coinsurance Basis (IF APPLICABLE)

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          The CEDING COMPANY shall pay the current annual premiums as shown in
          Exhibit II based on the amount of life insurance reinsured, less the allowance stated in Exhibit III. In addition, the CEDING COMPANY shall pay any substandard table extra and flat extra premiums as outlined in
          Exhibit IIA, but shall exclude the policy fee. In the event the current premium is changed, AUL shall be notified by the CEDING COMPANY immediately.

     B.   Life Reinsurance Premiums on a Yearly Renewable Term Basis (IF
          APPLICABLE)

          The life reinsurance premium on the net amount at risk shall be based on rates shown in Exhibit II.

          The reinsurance premiums are not guaranteed. For those premiums less than the current minimum valuation net premium, only the latter premiums shall be guaranteed. Should AUL increase the reinsurance premiums to the current minimum valuation net premium, then the CEDING COMPANY shall have the right to immediately recapture any business affected by that change.

                                   ARTICLE VI
                               PREMIUM ACCOUNTING

1.   PAYMENT OF REINSURANCE PREMIUM

     A.   The reinsurance premiums shall be paid to AUL using the rates shown in
          Exhibit II and IIA, and applying the allowances (Exhibit III) or, percentages or premium (Exhibit IIB), when applicable.

     B. On self-administered business the CEDING COMPANY shall provide the statement to AUL using the format described in Article III, Self-Administered Business.

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     C.   If a net reinsurance premium balance is payable to AUL the CEDING
          COMPANY shall pay this balance within forty-five (45) days after the close of that month. If the full balance is not received within the forty-five (45) day period, the reinsurance premiums for reinsurance risks listed on the statement, for which payment was not received, shall be delinquent and the liability of AUL shall cease as of the date reinsurance premiums were due.

     D. If a net reinsurance premium balance is payable to the CEDING COMPANY, AUL shall pay this net balance within forty-five (45) days after the monthly statement was sent to the CEDING COMPANY. If the monthly statement has not been returned within forty-five (45) days, AUL shall assume the CEDING COMPANY has verified and is in agreement with the net balance and shall make payment to the CEDING COMPANY.

2.   INTEREST ON DELINQUENT PAYMENTS

          If the CEDING COMPANY is more than 90 days in arrears in remitting premiums to AUL, such premiums will be considered delinquent and interest will be added to the amount to be remitted. Interest will be calculated from (i) the time the premiums are due AUL to (ii) the date the CEDING COMPANY pays the premium to AUL. The rate of interest charged will be equal to the rate listed in the Federal Reserve Statistical Release, as promulgated by the Board of Governors of the Federal Reserve System, for the monthly average of Corporate bonds, Moody's seasoned Aaa (the "Interest Rate").

3.   CURRENCY

     The reinsurance premiums and benefits payable under this Agreement shall be payable in the lawful money of the United States.

                                   ARTICLE VII
                                   OVERSIGHTS

If there is an unintentional oversight or clerical error in the administration of this Agreement by either the CEDING COMPANY or AUL, it can be corrected provided the correction takes place promptly after the time the oversight or clerical error is first discovered. In that event, CEDING COMPANY and AUL will be restored to the position they would have occupied had such oversight or clerical error not occurred.

                                  ARTICLE VIII
                      REDUCTIONS, TERMINATIONS AND CHANGES

1.   A.   If in accordance with policy provisions the original policy is converted to permanent life insurance, the life risk under the converted policy which exceeds the amount of risk originally retained by the CEDING COMPANY shall continue to be reinsured with AUL.

     B. If there is a replacement where full underwriting evidence is not required according to the CEDING COMPANY regular underwriting rules, the life risk which exceeds the amount of risk originally retained by the CEDING COMPANY shall continue to be reinsured with AUL.

     C. If there is a replacement where full underwriting evidence is required by the CEDING COMPANY, reinsurance may be ceded to AUL subject to a written agreement between AUL and the CEDING COMPANY.

2. If the amount of insurance under a policy or rider reinsured under this Agreement increases and

     A. The increase is subject to new underwriting evidence, the provisions of Article I shall apply to the increase in reinsurance.

     B. The increase is not subject to new underwriting evidence, AUL shall accept automatically the increase in reinsurance but not to exceed the automatic binding limit as stated in Schedule A.

3. If the amount of insurance under a policy or rider reinsured under this Agreement is increased or reduced, any increase or reduction in reinsurance for the risk involved shall be effective on the effective date of the increase or reduction in the amount of insurance.

4. If any portion of the prior insurance retained by the CEDING COMPANY on an individual life reduces or terminates, the reinsurance under this Agreement shall not be adjusted. The CEDING COMPANY shall maintain the same retention on any policy reinsured under this agreement regardless of whether prior issued policies lapse, terminate, or reduce. In this situation, the CEDING COMPANY would pick up their full retention on new policies issued after the first policy reinsured under this agreement.

5. If the insurance for a risk is shared by more than one reinsurer, AUL's percentage of the increased or reduced reinsurance shall be the same as AUL's percentage of initial reinsurance of the individual risk.

6. If a risk reinsured under this Agreement is terminated, the reinsurance for that risk shall be terminated as of the effective date of the termination.

7. For facultative reinsurance, if the CEDING COMPANY reduces the mortality rating, the reduction shall be subject to the facultative provisions of this Agreement as stated in Article I, Section 2.

8. AUL shall refund all unearned reinsurance premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in this Article.

                                   ARTICLE IX
                      INCREASE IN RETENTION AND RECAPTURES

1. If the CEDING COMPANY changes its retention limits, as listed in Exhibit I, prompt written notice of the change shall be provided to AUL.

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2.   The CEDING COMPANY shall have the option of recapturing the reinsurance under this Agreement in the event the CEDING COMPANY increases its retention limit and the policies have been in force the required length of time as stated in Schedule A. The CEDING COMPANY may exercise its option to recapture by giving written notice to AUL within ninety (90) days after the effective date of the increase in retention. If the recapture option is not exercised within ninety days (90) days after the effective date of the increase in retention the CEDING COMPANY may choose to recapture at a later date. In that case, the date of the written notification to AUL shall determine the effective date the recapture program shall begin.

3.   If the CEDING COMPANY exercises its option to recapturer, then:

     A. The CEDING COMPANY shall reduce the reinsurance on all individual risks on which it retained its maximum retention for the age and mortality rating that was in effect at the time the reinsurance was ceded.

     B. The CEDING COMPANY shall increase its total amount of retained insurance on the individual risk up to its new retention limit by reducing the amount of reinsurance. If an individual risk is shared by more than one reinsurer, AUL's percentage of the reduced reinsurance shall be the same as AUL's initial percentage of reinsurance on the individual risk.

     C. The reduction of reinsurance shall become effective on the later of the following dates:

          1) The policy anniversary date immediately following the date the recapture program is to begin as determined by paragraph 2 of this Article;

          2) The number of years stated in Schedule A starting with the "policy date."

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     D.   In the event the CEDING COMPANY overlooks any reduction in the amount of a reinsurance policy because of an increase in the CEDING COMPANY's retention, the acceptance by AUL of reinsurance premiums under these circumstances shall not constitute a liability on the part of AUL for such reinsurance. AUL shall be liable only for a refund of premiums.

     E. Once a recapture is initiated by the CEDING COMPANY, the recapture will continue year after year until all eligible policies are recaptured. Should a claim occur before an eligible policy has been processed, AUL shall deduct from the claim payment the amount the CEDING COMPANY should have recaptured.

4.   No recapture shall be permitted for reinsurance on an individual risk if
     (a) the CEDING COMPANY retained less than its maximum retention for the age and mortality rating in effect at the time the reinsurance was ceded to AUL, or if (b) the CEDING COMPANY did not retain any of the individual risk.

                                    ARTICLE X
             REINSTATEMENTS EXCHANGES EXTENDED TERM REDUCED PAID UP

If a policy reinsured under this Agreement lapses for nonpayment of premium or is continued on the Reduced Paid-up or Extended Term Insurance basis, and is reinstated in accordance with the terms of the policy and the CEDING COMPANY's rules, the reinsurance on such policy shall automatically be reinstated by AUL upon notification of such reinstatement. The CEDING COMPANY shall pay AUL all back reinsurance premiums.

Exchanges, term conversions or other changes in the insurance reinsured with AUL, where not fully underwritten as a new issue, will continue to be reinsured with AUL. When these changes are fully underwritten, the policy will be handled the same as issuance of a new policy.

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Exchanges will be reinsured only if the original policy was reinsured with AUL;
the amount of reinsurance will not exceed the amount of reinsurance on the original policy immediately prior to the exchange. If the business is subsequently exchanged to any plan reinsured by AUL, then such business will be reinsured at the rates shown in the treaty covering the new plan. Rates and allowances applicable to the new plan will be determined at point-in-scale based on the original policy that is being exchanged. If the business is subsequently exchanged to a plan that is not reinsured with AUL under a specific treaty, then such business shall be reinsured at an agreed upon YRT rate.

Changes as a result of extended term or reduced paid-up insurance will be handled the same as life reductions.

                                   ARTICLE XI
                           EXPENSE OF ORIGINAL POLICY

The CEDING COMPANY shall bear the expense of all medical examinations, inspection fees, and other charges in connection with the issuance of the insurance.

                                   ARTICLE XII
                                     CLAIMS

1. The CEDING COMPANY shall give AUL written notice within twenty (20) days of submission to the CEDING COMPANY of any claim on a policy reinsured under this Agreement, and written notice within ten (10) days of the service of process upon the CEDING COMPANY in connection with any litigation involving such claim. Copies of the proofs obtained by the CEDING COMPANY together with a statement showing the amount due or paid on such claim by the CEDING COMPANY shall be furnished to AUL at the time payment is requested.

2. AUL shall accept the decision of the CEDING COMPANY in payment of the CEDING COMPANY's contractual liability for the claim and shall pay its portion to the CEDING COMPANY upon receipt of proof that the CEDING COMPANY has paid the claimant. It is agreed that if a lesser amount at risk is retained by the CEDING COMPANY than the amount ceded to AUL, the CEDING COMPANY shall consult with AUL concerning its investigation and/or payment of the claim. However, such consultation shall not impair the CEDING COMPANY's freedom to determine its course of action on the claim, and the final decision shall be that of the CEDING COMPANY. In reaching its decision, the CEDING COMPANY shall act with good faith and in accord with its standard practices applicable to all claims, whether reinsured or not.

3. The CEDING COMPANY shall notify AUL within ten (10) days from the date of the CEDING COMPANY's decision to contest, compromise, or litigate a claim involving reinsurance. Unless AUL declines to be a party to such action, AUL shall pay its share of the settlement payment, up to the maximum reinsurance that would have been payable by AUL under the specific policy had there been no controversy, plus its share of specific "Claim Expenses" therein involved, except as specified below. If AUL declines to be a party to the contest, compromise, or litigation AUL shall discharge all of its liability to the CEDING COMPANY by paying the full amount reinsured under this Agreement to the CEDING COMPANY. "Claim expenses" shall be deemed to mean only the reasonable legal and investigative expenses connected with the litigation or settlement of contractual liability claims. "Claim expenses" shall not include expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds which the CEDING COMPANY admits are payable or any routine claim administrative expenses, including, but not limited to, compensation of officers and employees of the CEDING COMPANY.

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4.   In the event the amount of insurance provided by a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, AUL shall share in the increase or reduction in the proportion that the net liability of AUL bore to the sum of the retained net liability of the CEDING COMPANY and the net liability of other reinsurers immediately prior to such increase or reduction. The reinsurance with AUL shall be written from commencement on the basis of the adjusted amounts using premiums and reserves at the correct ages and sex. The adjustment for the difference in premiums shall be made without interest.

5. It is understood and agreed that the payment of a death claim by AUL shall be made in one sum regardless of the mode of settlement under the policy of the CEDING COMPANY.

6. In no event shall AUL have any liability for any extra-contractual damages, including, but not limited to, punitive, exemplary, compensatory and consequential damages which are assessed against the CEDING COMPANY, whether by judgment, settlement or otherwise, as a result of acts, omissions or course of conduct of the CEDING COMPANY or its agents. It is recognized that special circumstances may arise which indicate that to the extent permitted by law, AUL should participate in certain assessed damages. These circumstances are not subject to prior identification or definition. However, the CEDING COMPANY and AUL agree the circumstances do not include any circumstance where AUL did not give the CEDING COMPANY written directions in advance, designated as such, instructing the CEDING COMPANY to engage in the act, omission or course of conduct which ultimately results in the assessment of such damages. Consultations with the CEDING COMPANY pursuant to paragraph 2 of this Article shall not be considered "written directions" as used herein. The extent of such participation in such damages by AUL will be determined based upon a good faith assessment of culpability, but shall not exceed the ratio of AUL's net liability for policy benefits under this Agreement to the net liability of the CEDING COMPANY and any other reinsurers.

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7.   If a claim is approved for disability waiver of premium insurance reinsured under this Agreement, the CEDING COMPANY shall continue to pay reinsurance premiums to AUL. AUL shall reimburse the CEDING COMPANY AUL's share of the annual liability.

                                  ARTICLE XIII
                                   TAX CREDITS

In jurisdictions which impose premium taxes on the CEDING COMPANY without deduction for reinsurance, AUL shall reimburse the CEDING COMPANY for taxes paid on the amount of the reinsurance premiums on the basis shown in Schedule A, unless AUL itself is required to pay a direct tax on such reinsurance premiums.

                                   ARTICLE XIV
                         DEFERRED ACQUISITION COSTS TAX

The CEDING COMPANY and AUL elect under Regulation 1.848-2(g) (8) to compute "specified policy acquisition expense", as defined in section 848(c) of the Internal Revenue Code, in the following manner:

The party with net positive consideration as determined under Reg. 1.848-2(f) and Reg. 1.848-3 shall compute specified policy acquisition expenses without regard to the general deductions limitation of section 848(c)(1) for each taxable year.

The parties will exchange information pertaining to the aggregate amount of net consideration as determined under Regs. 1.848-2(f) and 1.848-3, for all reinsurance agreements in force between them, to insure consistency for the purposes of computing specified policy acquisition expenses. The CEDING COMPANY shall provide the AUL with the amount of such net consideration for each taxable year no later than May 1 following the end of such year. The AUL shall advise the CEDING COMPANY if it disagrees with the amounts provided, and the parties agree to amicably resolve any difference. The amounts provided by CEDING COMPANY shall be presumed correct if it does not receive a response from AUL by May 31.

AUL represents and warrants that it is subject to U.S. taxation under Subchapter L of the Internal Revenue Code.

                                   ARTICLE XV
                              INSPECTION OF RECORDS

AUL shall have the right, at any reasonable time, to inspect at the office of the CEDING COMPANY, all books and documents which relate to reinsurance under this Agreement.

                                   ARTICLE XVI
                                   INSOLVENCY

1. In the event of insolvency of the CEDING COMPANY, all reinsurance shall be payable by AUL directly to the CEDING COMPANY or its liquidator, receiver, or statutory successor, on the basis of the liability of the CEDING COMPANY under the policy or policies reinsured, without diminution because of the insolvency of the CEDING COMPANY.

2. It is agreed that the liquidator, receiver, or statutory successor of the insolvent CEDING COMPANY shall give written notice to AUL of the pending of a claim against the insolvent CEDING COMPANY on any policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings. During the pendency of any such claim AUL may investigate such claim and interpose, in the proceeding where such claim is to be adjudicated, any defense or defenses which AUL may deem available to the CEDING COMPANY or its liquidator, receiver, or statutory successor. The expense thus incurred by AUL shall be chargeable, subject to court approval, against the insolvent CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by AUL.

3. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of the Agreement as though such expenses had been incurred by the CEDING COMPANY.

4. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the CEDING COMPANY or AUL with respect to this agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

                                  ARTICLE XVII
                                   ARBITRATION

1. It is the intention of the CEDING COMPANY and AUL that the customs and practices of the insurance and reinsurance industry shall be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. However, if AUL and the CEDING COMPANY cannot mutually resolve a dispute or claim which arises out of or relates to this agreement, the dispute or claim shall be settled through arbitration.

2. The arbitrators shall be impartial regarding the dispute, and shall base their decision on the terms and conditions of this agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry.

3. There shall be three arbitrators who must be officers of life insurance companies other than the parties to this agreement or their subsidiaries. Each of the parties to this agreement shall appoint one of the arbitrators and these two arbitrators shall select the third. If a party to this agreement fails to appoint an arbitrator within thirty (30) days after the other party to this agreement has given notice of the arbitrator appointment, the American Arbitration Association shall appoint an arbitrator for the party to this Agreement that has failed to do so. Should the two arbitrators be unable to agree on the choice of the third, then the appointment of this arbitrator is left to the American Arbitration Association.

4. Except for the appointment of arbitrators in accordance with the provisions of Section 3 of this Article, arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which are in effect on the date of delivery of demand for arbitration. Arbitration shall be conducted in Kansas City, Missouri.

5. Each party to this agreement shall pay part of the arbitration expenses which are apportioned to it by the arbitrators.

6. The award agreed by the arbitrators shall be final, and judgment may be entered upon it in any court having jurisdiction.

                                  ARTICLE XVIII
                              PARTIES TO AGREEMENT

This is an Agreement for indemnity reinsurance solely between the CEDING COMPANY and AUL. The acceptance of reinsurance under this Agreement shall not create any right or legal relation whatever between AUL and the insured, owner, or any other party to or under any policy reinsured under this Agreement.

                                   ARTICLE XIX
                                 ENTIRE CONTRACT

1. This agreement shall constitute the entire agreement between the parties with respect to business being reinsured hereunder and that there are no understandings between the parties other than those expressed in this agreement.

2. Any change or modification to this agreement shall be null and void unless made by addendum to this agreement signed by both parties.

                                   ARTICLE XX
                            TERMINATION OF AGREEMENT

1. This Agreement may be terminated for new business at any time by either party giving at least ninety (90) days written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of either company, shall be the first day of the ninety-day (90) period.

2. The CEDING COMPANY shall continue to cede reinsurance and AUL shall continue to accept reinsurance, as provided for by the terms of this Agreement, until the date of termination.

3. All automatic reinsurance which became effective prior to the termination of this Agreement and all facultative reinsurance approved by AUL based upon applications received prior to termination of this Agreement shall remain in effect until its termination or expiration, unless the CEDING COMPANY and AUL mutually decide otherwise.

IN WITNESS WHEREOF, this agreement shall be effective with policies dated 12:01 A.M. January 1, 2001, and is hereby executed in duplicate between

                   SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY
                              Jackson, Mississippi

                        referred to as the CEDING COMPANY

                                       and

                     AMERICAN UNITED LIFE INSURANCE COMPANY
                              Indianapolis, Indiana

                               referred to as AUL,

and duly signed by both parties' respective officers as follows:

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


                              CEDING COMPANY


                              /s/ Kenneth P. Johnston    VP Product development
                              -------------------------  -----------------------
                                      signature                  title


                              /s/ Richard G. Fielding    V.P., Chief Actuary
                              -------------------------  -----------------------
                                      signature                  title


                                          June 12, 2001
                                       -------------------
                                               date

AMERICAN UNITED LIFE INSURANCE COMPANY


/s/ MICHAEL D. BARNETT          V.P. LIFE REINS.
----------------------------   ------------------------------
         signature                          title


/s/ SARA J. MURPHY              ASST. V.P. Reinsurance Admin
----------------------------   ------------------------------
         signature                         title


                        7/16/01
                      -----------
                          date

                                    ADDENDUM
                       to Automatic Reinsurance Agreement,
                              dated January 1, 2001

                                     between

                   SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY
                              Jackson, Mississippi
                 (hereinafter referred to as the CEDING COMPANY)

                                       and

                     AMERICAN UNITED LIFE INSURANCE COMPANY
                              Indianapolis, Indiana
                          (hereinafter called the AUL)

Purpose:     To include Adjustable Premium Life (APL) under this agreement.

             1. The CEDING COMPANY shall reinsure the new APL product under this agreement using the same rates and percentages of premium outlined in Exhibits II, IIA, and IIB.

             2.   THE EFFECTIVE DATE of this addendum shall be April 1, 2002.

Except as herein amended, the provisions of the said Reinsurance Agreement shall remain unchanged.

IN WITNESS WHEREOF, this addendum is hereby executed in duplicate between the parties concerned, and is duly signed by both parties respective officers as follows:


                              CEDING COMPANY


                                                          Vice President,
                              /s/ Kenneth P. Johnston     Product Development
                              -------------------------  -----------------------
                                      signature                  title


                                                          Vice President,
                              /s/ Richard G. Fielding     Chief Actuary
                              -------------------------  -----------------------
                                      signature                  title


                                           June 3, 2002
                                       -------------------
                                               date

AUL

/s/ TERRY NICODEMUS            Vice President
-----------------------------  ---------------------------
         signature                        title


/s/ MAURY LAY                 TREATY CONSULTANT
----------------------------  ------------------------------
         signature                        title


                     July 24, 2002
                   -----------------
                          date

                                    ADDENDUM
                       to Automatic Reinsurance Agreement,
                              dated January 1, 2001

                                     between

                   SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY
                              Jackson, Mississippi
                 (hereinafter referred to as the CEDING COMPANY)

                                       and

                     AMERICAN UNITED LIFE INSURANCE COMPANY
                              Indianapolis, Indiana
                          (hereinafter called the AUL)

Purpose: To include Adjustable Premium Variable Life (APVL) under this agreement.

             1. The CEDING COMPANY shall reinsure the new APVL product under this agreement using the same rates and percentages of premium outlined in Exhibits II, IIA, IIB.

             2. Terminating policies when the net amount at risk falls below the trivial amount will not apply to this product. Once an APVL policy is ceded under this Agreement, reinsurance will remain in force until;

                  (a) the face amount of the policy is reduced such that the risk is fully within the Ceding Company's retention,
                  (b) the policy terminates due to death, surrender, lapse, or
                  (c) the policy is recaptured by the Ceding Company.

                  Because of the nature of the plan reinsured under this Agreement, the Net Amount of Reinsurance on a particular policy will fluctuate and may even drop to zero. In the event that the Net Amount of Reinsurance on a policy does drop to zero, the Ceding Company will discontinue payment of reinsurance premiums but continue to show the policy on its self-administered reporting, with a zero premium, until such time as reinsurance is once again needed.

             3.   THE EFFECTIVE DATE of this addendum shall be June 1, 2002.

Except as herein amended, the provisions of the said Reinsurance Agreement shall remain unchanged.

IN WITNESS WHEREOF, this addendum is hereby executed in duplicate between the parties concerned, and is duly signed by both parties respective officers as follows:


                              CEDING COMPANY


                                                          Vice President,
                              /s/ Kenneth P. Johnston     Product Development
                              -------------------------  -----------------------
                                      signature                  title


                                                          Vice President,
                              /s/ Richard G. Fielding     Chief Actuary
                              -------------------------  -----------------------
                                      signature                  title


                                           June 3, 2002
                                       -------------------
                                               date

AUL

/s/ TERRY NICODEMUS           Vice President
----------------------------  ------------------------------
         signature                        title


/s/ MAURY LAY                 TREATY CONSULTANT
----------------------------  ------------------------------
         signature                        title


                     July 24, 2002
                   -----------------
                          date